EMPLOYMENT AGREEMENT


     This AGREEMENT is made as of April 18, 1997 by and between COMSAT Corporation ("COMSAT"), a District of Columbia corporation, and Allen Flower, a resident of the Commonwealth of Virginia (the "Executive").

     WHEREAS, the Executive serves as Vice President and Chief Financial Officer of COMSAT;

     WHEREAS, the Board of Directors of COMSAT (the "Board") believes it to be in the best interests of COMSAT to enter into this Agreement to ensure the Executive's continuing services to COMSAT; and

     WHEREAS, COMSAT desires to continue to employ the Executive as Vice President and Chief Financial Officer of COMSAT, and the Executive desires to continue such employment, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, COMSAT and the Executive agree as follows:

     1.    Employment; Duties.
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          (a) EMPLOYMENT AND EMPLOYMENT PERIOD. COMSAT shall employ the Executive to serve as Vice President and Chief Financial Officer of COMSAT or any successor entity for a period (the "Employment Period") commencing on April 18, 1997 (the "Effective Date") and continuing thereafter until April 17, 2000 unless terminated in accordance with the provisions of this Agreement. Each 12-month period ending on the anniversary date of the Effective Date is referred to herein as a "year of the Employment Period."

          (b) OFFICES, DUTIES AND RESPONSIBILITIES. The Executive shall report to the Chief Executive Officer of COMSAT. The Executive's offices initially shall be located at COMSAT's present headquarters in Bethesda, Maryland. The Executive shall have all duties and authority customarily accorded a Vice President and Chief Financial Officer.

          (c) DEVOTION TO INTERESTS OF COMSAT. During the Employment Period, the Executive shall devote his best efforts and full business time and attention to the performance of his duties hereunder. Notwithstanding the foregoing, the Executive shall be entitled to undertake outside activities (e.g. charitable, educational, personal interests, and board of directors memberships) that do not compete with COMSAT and do not unreasonably or materially interfere with the performance of his duties hereunder as reasonably determined by the Chief Executive Officer in consultation with the Executive.

     2.    Compensation and Fringe Benefits.
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          (a) BASE COMPENSATION. COMSAT shall pay the Executive a base salary ("Base Salary") during the Employment Period, with payments made in installments in accordance with COMSAT's regular practice for compensating executive personnel, provided that in no event shall such payments be made less frequently than twice per month. The initial annual Base Salary shall be $210,000. Thereafter, the Base Salary for the Executive shall be reviewed for increases annually during the Employment Period, consistent with COMSAT's normal review process. Any Base Salary increases shall approved by the Board in its sole discretion.

          (b) BONUS COMPENSATION. The Executive will be eligible to receive bonuses ("Annual Bonus") during the Employment Period under the Annual Incentive Plan (the "AIP") in accordance with the following parameters: (i) the target bonus for each year during the Employment Period shall be 50% of Base Salary for achieving 100% of the target level for the performance measures and (ii) the performance measures, the relative weight to be accorded each performance measure and the amount of bonus payable in relation to the target bonus for achieving more or less than 100% of the target level for the performance measures shall be determined for each year
during  the  Employment   Period  by  the  Committee  on  Compensation  and
Management Development of the Board (the "Compensation Committee").

          (c) FRINGE BENEFITS. The Executive shall be entitled to the fringe benefits in effect for COMSAT senior executives from time to time, including (i) participation in the COMSAT Directors and Executives Deferred Compensation Plan, the COMSAT Split Dollar Insurance Plan, the COMSAT Educational Grant Program, the COMSAT Retirement Plan, the COMSAT Savings and Profit-Sharing Plan, the COMSAT 1995 Key Employee Stock Plan, the COMSAT Employee Stock Purchase Plan, the COMSAT health and disability insurance programs and the COMSAT financial planning program and (ii) reimbursement of reasonable expenses incurred in connection with travel and entertainment related to COMSAT's business and affairs. The Executive also shall be entitled to such other or additional fringe benefits as are made available to COMSAT senior executives during the Employment Period. COMSAT reserves the right to modify or terminate at any time the fringe benefits provided to the senior management group.

          (d) SERP. The Executive shall continue to participate in the COMSAT Insurance and Retirement Plan for Executives (the "SERP"). Any future amendments or changes to the SERP which provide for a reduction, deferral or elimination of benefits payable to participants in the SERP shall expressly not apply to the Executive unless the Executive consents otherwise.

          (e) LEGAL EXPENSES. The Executive shall be entitled to reimbursement of the Executive's reasonable legal fees and costs incurred in connection with the negotiation and execution of this Agreement, subject to a maximum reimbursement of $5,000.

     3.    Trade Secrets; Return of Documents and Property.
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          (a) The Executive acknowledges that during the course of his employment he will receive secret, confidential and proprietary information ("Trade Secrets") of COMSAT and of other companies with which COMSAT does business on a confidential basis and that the Executive will create and develop Trade Secrets for the benefit of COMSAT. Trade Secrets shall include, without limitation, matters of a technical nature, such as scientific and engineering secrets, "know-how," formulae, secret processes or machines, inventions and computer programs (including documentation of such programs), and matters of a business nature, such as customer data and proprietary information about costs, profits, markets, sales and customer databases, and other information of a similar nature to the extent not available to the public, and plans for future development. All Trade Secrets disclosed to or created by the Executive shall be deemed to be the exclusive property of COMSAT. The Executive acknowledges that Trade Secrets have economic value to COMSAT due to the fact that Trade Secrets are not generally known to the public or the trade and that the unauthorized use or disclosure of Trade Secrets is likely to be detrimental to the interests of COMSAT and its subsidiaries. The Executive therefore agrees to hold in strict confidence and not to disclose to any third party any Trade Secret acquired or created or developed by the Executive during the term of this Agreement except (i) when the Executive uses or discloses any Trade Secret in the proper course of the Executive's rendition of services to COMSAT hereunder, (ii) when such Trade Secret becomes public knowledge other than through a breach of this Agreement, or (iii) when the Executive is required to disclose any Trade Secret pursuant to any valid legal process. The Executive shall notify COMSAT immediately of any such legal process in order to enable COMSAT to contest such legal process's validity. After termination of this Agreement, the Executive shall not use or otherwise disclose Trade Secrets unless such information (x) becomes public knowledge other than through a breach of this Agreement, (y) is disclosed to the Executive by a third party who is entitled to receive and disclose such Trade Secret, or (z) is required to be disclosed pursuant to any valid legal process, in which case the Executive shall notify COMSAT immediately of any such legal process in order to enable COMSAT to contest such legal process's validity.

          (b) Upon the effective date of notice of the Executive's or COMSAT's election to terminate this Agreement, or at any time upon the request of COMSAT, the Executive (or his heirs or personal representatives) shall deliver to COMSAT (i) all documents and materials containing or otherwise relating to Trade Secrets or other information relating to COMSAT's business and affairs, and (ii) all documents, materials and other property belonging to COMSAT, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives). The Executive shall be entitled to keep his personal records (including Rolodex) relating to COMSAT's business and affairs except to the extent those contain documents or materials described in clause (i) of the preceding sentence.

     4. DISCOVERIES AND WORKS. All discoveries and works made or conceived by the Executive during his employment by COMSAT pursuant to this Agreement, jointly or with others, that relate to COMSAT's activities ("Discoveries and Works") shall be owned by COMSAT. Discoveries and Works shall include, without limitation, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings and works of authorship. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, COMSAT to evidence or better assure title to such Discoveries and Works in COMSAT, (b) assist COMSAT in obtaining or maintain for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such Discoveries and Works, and promptly execute, whether during his employment by COMSAT or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for COMSAT and to protect its title thereto. Any Discoveries and Works which, within six months after the termination of the Executive's employment by COMSAT, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with COMSAT shall, as between the Executive and COMSAT, be presumed to have been made during the Executive's employment by COMSAT.

     5. TERMINATION. This Agreement shall remain in effect during the Employment Period, and this Agreement and Executive's employment with COMSAT may be terminated only a follows:

          (a) The Executive's employment may be terminated by the Executive at any time upon 45 days advance written notice to COMSAT for "Good Reason" (as defined below). In such event, or if the Executive's employment is terminated by COMSAT without "Cause" (as defined below), the Executive shall be entitled to receive the following benefits until the later of (x) one year after the date of the Executive's termination of employment or (y) April 17, 2000:

          (i) The Executive's Base Salary in effect at the date of termination;

          (ii) An  Annual  Bonus  equal  to 50% of his  then  current  Base
     Salary; and

          (iii) All benefits provided pursuant to Sections 2(c) and (d) of this Agreement, which shall be deemed to vest fully and immediately if subject to vesting; provided, however, that in the event COMSAT is precluded from providing coverage under any such benefit plan by applicable law or regulation, COMSAT may provide the Executive with a payment equal to the cost of such coverage without regard to tax effect. The foregoing benefits shall be calculated in accordance with the provisions of the applicable plans as if the Executive had retired on his date of termination, provided that the Board reserves the discretion to waive the applicable early retirement reduction under the SERP in such event.

          (b) "Good Reason" shall mean the occurrence of any of the following (other than for "Cause"), without the Executive's express written consent: (i) the assignment to the Executive of duties inconsistent with the Executive's status as an executive officer of COMSAT or a substantial reduction by COMSAT of the Executive's responsibilities as an executive officer of COMSAT; (ii) any relocation of the Executive's offices outside the Washington, D.C. metropolitan area by COMSAT prior to the third anniversary of the Effective Date; or (iii) any material default of the provisions of Section 2 of this Agreement which continues for 20 business days following COMSAT's receipt of written notice from the Executive specifying the manner in which COMSAT is in default of such provisions. In order for the Executive to terminate employment for "Good Reason", the Executive must give COMSAT written notice of his termination of employment for "Good Reason", stating the basis for the termination, within 90 days after the Executive learns of the occurrence of the event constituting "Good Reason".

          (c) The Executive's employment may be terminated by COMSAT for Cause at any time upon ten days written notice to the Executive, and after giving the Executive an opportunity to discuss such decision with the Board. For purposes of this Agreement, COMSAT shall have "Cause" to terminate the Executive's employment hereunder upon (i) the continued and deliberate failure of the Executive to perform his material duties, in a manner substantially consistent with the manner reasonably prescribed by the Board and in accordance with the terms of this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), which failure continues for 20 business days following the Executive's receipt of written notice from the Board specifying the manner in which the Executive is in default of his duties, (ii) the engaging by the Executive in intentional serious misconduct that is materially and demonstrably injurious to COMSAT or its reputation, which misconduct, if it is reasonably capable of being cured, is not cured by the Executive within 20 business days following the Executive's receipt of written notice from the Board specifying the serious misconduct engaged in by the Executive,
(iii) the conviction of the Executive of commission of a felony, whether or not such felony was committed in connection with COMSAT's business, or (iv) any material breach by the Executive of Section 9 hereof, which breach, if it is reasonably capable of being cured, is not cured by the Executive within 20 business days following the Executive's receipt of written notice from the Board specifying the breach of Section 9 by the Executive. If COMSAT shall terminate the Executive's employment for "Cause", COMSAT, in full satisfaction of all of COMSAT's obligations under this Agreement and in respect of the termination of the Executive's employment with COMSAT, shall pay the Executive his Base Salary and any other compensation, benefits and reimbursements due him under COMSAT plans through the date of termination of his employment.

          (d) If, prior to the expiration or termination of the Employment Period, the Executive shall have been unable to perform substantially his duties by reason of disability or impairment of health for at least six consecutive calendar months, COMSAT shall have the right to terminate this Agreement by giving 60 days written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. Following the expiration of the notice period, the Employment Period shall terminate with the payment of the Executive's Base

Salary for the month in which notice is given and a prorated Annual Bonus through such month. In the event of a dispute as to whether the Executive is disabled within the meaning of this Section 5(d), or the duration of any disability, either party may request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by COMSAT. In no event shall this Agreement terminate before COMSAT's long-term disability benefits under applicable plans become payable to the Executive.

          (e) If, prior to the expiration or termination of the Employment Period, the Executive shall die, COMSAT shall pay to the Executive's estate his Base Salary and a prorated Annual Bonus through the end of the month in which the Executive's death occurred, at which time the Employment Period shall terminate without further notice.

          (f) If COMSAT elects not to renew the Executive's employment with COMSAT at the end of the Employment Period and the Executive terminates employment at the end of the Employment Period, the Executive shall be entitled to receive the payments described in Section 5(a)(i), (ii) and
(iii) for the period beginning on the date of the Executive's termination of employment and ending one year after the Executive's termination of employment.

          (g) If either the Executive or COMSAT elects not to renew the Executive's employment with COMSAT at the end of the Employment Period, the Executive shall be entitled to receive payments under the SERP beginning on May 1, 2000 (the first day of the month after the end of such period), calculated in accordance with the provisions of the SERP based on the Executive's retirement on that date, provided that the Board reserves the discretion to waive the applicable early retirement reduction under the SERP in such event. If the Executive's employment with COMSAT under this Agreement is terminated either by the Executive for Good Reason or by COMSAT without Cause before the Executive attains age 55, the Executive shall be entitled to receive payments under the SERP beginning on December 1, 1998 (the first day of the month after the Executive's 55th birthday), calculated in accordance with the provisions of the SERP as if the Executive retired on that date, provided that the Board reserves the discretion to waive the applicable early retirement reduction under the SERP in such event. If the Executive dies before payments begin under the SERP, the Executive's surviving spouse, if any, shall receive under the SERP a $200,000 lump sum death benefit, plus annual benefit payments for a ten year period equal to 50% of the Executive's accrued benefit under the SERP, according to the terms of the SERP. The provisions of this Section 5(g) shall be administered consistent with the terms of the SERP.

          (h) If the Executive voluntarily terminates employment with COMSAT, such termination shall not be considered a breach of this Agreement by the Executive and shall not adversely affect the Executive's right to receive such benefits as may be payable to the Executive on account of his termination of employment under applicable COMSAT plans. The Executive shall remain obligated to comply with the provisions of Sections 3, 4, 9 and 11 of this Agreement.

     6. CHANGE OF CONTROL. If a change of control (as defined for purposes of COMSAT's benefit plans) occurs during the Employment Term, the change of control shall not adversely affect any of the Executive's rights under this Agreement, and this Agreement shall continue in effect according to its terms. In the event of a change of control, the Executive shall be entitled to vesting and payment of benefits according to the terms of COMSAT's applicable plans.

     7. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment and the Employment Term to the extent necessary to the intended preservation of such rights and obligations.

     8. MITIGATION AND NO OFFSETS. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. COMSAT's obligations to make payments under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which COMSAT may have against the Executive or others.

     9.    Non-Competition.
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          (a) NON-COMPETITION AGREEMENT. As an inducement for COMSAT to enter into this Agreement, the Executive agrees that, during the Non-Competition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by COMSAT. The Non-Competition Period is the period commencing as of the Effective Date and running through the date that is one year following the date on which the Executive's employment with COMSAT terminates for any reason.

          (b) COMPETITIVE BUSINESS. For the purpose of this Agreement, a business shall be considered to be competitive with any business of COMSAT only if such business is engaged in providing services or products (i) comparable to or competitive with (A) any service or product currently provided by COMSAT during the Employment Period; (B) any service or product which evolves from or results from enhancements in the ordinary course during the Non-Competition Period to the services or products provided by COMSAT as of the date hereof or during the Employment Period; or (C) any future service or product of COMSAT as to which the Executive materially and substantially participated in the development or enhancement, and (ii) to customers, distributors or clients of the type served by COMSAT during the Non-Competition Period.

          (c) NON-SOLICITATION OF EMPLOYEES. During the Non-Competition Period, the Executive will not (for his own benefit or for the benefit of any person or entity other than COMSAT) solicit, or assist any person or entity other than COMSAT to solicit, any officer, director, executive or employee (other than an administrative or clerical employee) of COMSAT to leave his or her employment.

          (d) REASONABLENESS; INTERPRETATION. The Executive acknowledges and agrees, solely for purposes of determining the enforceability of this
Section 9 (and not for purposes of determining the amount of money damages or for any other reason), that (i) the markets served by COMSAT are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed; (ii) the length of the Non-Competition Period is linked to the term of the Employment Period; and (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of COMSAT. In the event that the covenants in this Section 9 shall be determined by any court of competent jurisdiction in any action to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable, and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          (e) INVESTMENT. Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with COMSAT, provided that such investments (i) are passive investments and constitute five percent or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board.

     10. INDEMNIFICATION; LIABILITY INSURANCE. The Executive shall be entitled to indemnification and coverage under COMSAT's liability insurance policy for officers to the same extent as other officers of COMSAT. In addition, the Executive shall be indemnified to the maximum extent permitted by law of the jurisdiction in which COMSAT is incorporated, as it may be amended from time to time.

     11.    Enforcement.
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          (a) The Executive acknowledges that a breach of the covenants or provisions contained in Sections 3, 4 and 9 of this Agreement will cause irreparable damage to COMSAT, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if the Executive breaches or threatens to breach any of the covenants or provisions contained in Sections 3, 4 and 9 of this Agreement, in addition to any other remedy which may be available at law or in equity, COMSAT shall be entitled to seek specific performance and injunctive relief in a court of competent jurisdiction after notice and a hearing.

          (b) The parties expressly agree that any litigation directly or indirectly arising out of or relating to this Agreement, including an action brought by COMSAT pursuant to this Section 11, shall be brought in a court of competent jurisdiction in the State of Maryland.

     12. EXPENSES OF ENFORCING THE AGREEMENT. If the Executive brings an action to enforce any of the obligations of COMSAT under this Agreement and prevails on any material issue, COMSAT shall pay the Executive on demand the amount necessary to reimburse the Executive in full for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Executive in enforcing the obligations of COMSAT under this Agreement.

     13. SEVERABILITY. Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. ASSIGNMENT. The Executive's rights and obligations under this Agreement shall not be assignable by the Executive. COMSAT's rights and obligations under this Agreement shall not be assignable by COMSAT except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of COMSAT. In the event of any such assignment by COMSAT, all rights of COMSAT hereunder shall inure to the benefit of the assignee, provided that all references herein to COMSAT shall be deemed to refer with equal force and effect to any corporate or other successor of COMSAT.

     15. NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, provided that in such case it shall also be sent by certified or registered mail, return receipt requested; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. Unless otherwise changed by notice, in each case notice shall be sent to:

     If to the Executive, addressed to:



     With a copy (not constituting notice) to:

          Joseph E. Bachelder, Esquire
          780 Third Avenue
          New York, N.Y. 10017



     If to COMSAT, addressed to:

          COMSAT Corporation
          6560 Rock Spring Drive
          Bethesda, MD 20817
          Attention:  Betty C. Alewine
          Telecopier No.:  (301) 214-7134

     With a copy (not constituting notice) to:





     16. MISCELLANEOUS. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The validity, interpretation, performance and enforcement of the Agreement shall be governed by the laws of the State of Maryland without giving effect to conflicts of laws principles thereof. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The waiver by any party of a breach of any term or condition of this Agreement by the other party shall not operate as nor be construed as a waiver of any subsequent breach thereof or a waiver of a breach of any other term or condition of this Agreement. This Agreement may be signed in two or more counterparts, each of which shall constitute an original but all of which together shall form only a single instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               /s/  Allen Flower
                               -------------------------------
                               Allen Flower, Executive


                               COMSAT Corporation


                               By: /s/ Betty C. Alewine
                                   -------------------------------
                                   Betty C. Alewine
                                   President and Chief Executive Officer